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                                                                   EXHIBIT 10.82




                    INTELLECTUAL PROPERTY PURCHASE AGREEMENT

                                     BETWEEN

                     SMP CLOTHING [INTERNATIONAL] PTY LTD.,

                       RIDE, INC., AND SMP CLOTHING, INC.


                          DATED AS OF NOVEMBER 2, 1998



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                    INTELLECTUAL PROPERTY PURCHASE AGREEMENT

        THIS INTELLECTUAL PROPERTY PURCHASE AGREEMENT (this "Agreement") is made as of November 2, 1998 by and among SMP CLOTHING, INC., a Washington corporation ("Seller"), RIDE,INC., a Washington corporation ("Ride"), and SMP CLOTHING [INTERNATIONAL] PTY LTD, an Australian corporation, ("Purchaser").

                                    RECITALS

        A. Seller is a designer, manufacturer and marketer of surf, skate, motocross, snowboard and casual fashion apparel and related accessories.

        B. Purchaser is an intellectual property holder and marketer of intellectual property rights.

        C. Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase and assume from Seller, certain of the assets of Seller on the terms and conditions provided herein.

        D. Purchaser has agreed with Seller and certain third parties, for valuable consideration, to pledge the Property, as that term is defined herein, to Seller and Ride for the payment obligation of such third parties to Seller and Ride arising under the promissory note of even date made by such third parties for the benefit of Seller and Ride or their assignee.

                                   AGREEMENTS

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

        1. DEFINITIONS. For the purposes of this Agreement:

        "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement of even date, by and between Seller, SMP [U.S.A.] Inc., Ride and SMP Australia.

        "Assignment Documents" shall have the meaning given it in Section 3.2.1 hereof.

        "Business" shall mean the business as a going concern of Seller as conducted through the Closing Date AND that portion of Purchaser's business attributable to the Property subsequent to the Closing Date.

        "Closing" shall mean consummation of the transactions contemplated in
Section 3 hereof.




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        "Closing Date" shall mean the date on which Closing is to occur, determined as provided in Section 3.1 hereof.

        "Disclosure Memorandum" shall mean that certain memorandum disclosing the information about Seller's business and other data as described herein and provided to Purchaser by Seller prior to the Closing.

        "Excluded Assets" shall mean all property, of whatever kind or description, owned by Seller or used in connection with its business; all trade secrets and other proprietary rights and information; structures; trade fixtures; equipment; machinery; contract rights and general intangibles; records, documents, inventory, finished goods, raw materials and good will; but excluding the Property as that term is defined in this Section 1.

        "Indemnitee" shall have the meaning given it in Section 11.1.3 hereof.

        "Indemnitor" shall have the meaning given it in Section 11.1.3 hereof.

        "License Agreement" shall have the meaning given it in Section 2.2 hereof.

        "Maker" shall mean SMP [U.S.A.] Inc., a California Company and SMP Australia.

        "Notes" shall have the meaning given it in Section 4.1 hereof.

        "Person" shall mean any natural person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

        "Property" shall mean all rights in and to the trademarks, service marks, and logos identified on Schedule A to the Disclosure Memorandum, including all domestic and foreign registrations and common law rights therein, goodwill of the business symbolized by and associated with such trademarks, contract rights under pending trademark license agreements, service marks and logos, and any copyrights, patents and other intellectual properties, including all domestic and foreign registrations and common law rights therein, if any, owned by Seller and used in connection with its business; but excluding the Excluded Assets.

        "Purchase Price" shall have the meaning given it in Section 2.2 hereof.

        "Purchaser" shall mean SMP Clothing [International] PTY Ltd., an Australian corporation.

        "Ride" shall mean Ride, Inc., a Washington corporation.

        "Reconveyance Documents" shall have the meaning given it in Section
3.2.1 hereof.

        "Seller" shall mean SMP Clothing, Inc., a Washington corporation.



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        "SMP Australia" shall mean S.M.P. Clothing PTY Ltd., an Australian corporation.

        2. THE ACQUISITION.

                2.1 PURCHASE OF PROPERTY. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell and assign to Purchaser, on the Closing Date, the Property.

                2.2 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in full consideration for the Assets, Purchaser shall pay to Seller the sum identified on Schedule 2.2 to the Disclosure Memorandum (Six Hundred Two Thousand Eight Hundred Eighty-Four and No/100 US Dollars [US$602,884]), consisting of the aggregate values of the registrations costs and the net present value of future minimum royalties due Seller from Purchaser as of July 1, 1998 under that certain Trademark License Agreement ("License Agreement"), dated as of April 1, 1997, by and between Seller and SMP Australia (the "Purchase Price").

                2.3 METHOD OF PAYMENT. The Purchase Price shall be paid partly in cash in the amount of Two Hundred Fifty Thousand and No/100 US Dollars (US$250,000) on closing, payable by wire transfer in same day funds to an account to be identified by Seller prior to the Closing and partly by the execution and delivery of a Three Hundred Fifty-Two Thousand Eight Hundred Eighty-Four and No/100 US Dollars (US$352,884) promissory note by Purchaser at the Closing in the form of Exhibit 2.3 attached hereto.

        3. CLOSING.

                3.1 TIME AND PLACE OF CLOSING. The Closing shall occur at the offices of Seller, 1670 Brandywine Avenue, Suite A, Chula Vista, California 91911, at 3:00 p.m. local time no later than November 2, 1998, or such other time and place as the parties may otherwise agree in writing but in no event later than November 2, 1998 (the "Closing Date").

                3.2 OBLIGATIONS TO BE PERFORMED AT CLOSING. At Closing:

                        3.2.1 TRADEMARK ASSIGNMENT. Subject to Section 4 hereof, Seller shall deliver title to the Property pursuant to the terms of a Trademark Assignment Agreement, in substantially the form attached as Exhibit 3.2.1 hereof, and such other or additional documents and other instruments as may be required to formally assign and transfer Seller's title and interest in the Property to Purchaser (together, the "Assignment Documents"). Subject to Section 4 hereof, Purchaser shall execute a trademark reconveyance and such other or additional documents and other instruments as may be required to formally assign and transfer Purchaser's title and interest in the Property to Seller (together, the "Reconveyance Documents") in the event of default under Section 4.3 hereof. The parties acknowledge that to the extent the Assignment Documents and Reconveyance Documents are partial or incomplete as of the Closing Date, such documentation shall be promptly prepared and signed by an officer of Seller



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and Purchaser, respectively, following Closing, and in no event later than
November 18, 1998. The cost of preparing and filing the Assignment Documents and Reconveyance Documents shall be the sole obligation of Purchaser.

                        3.2.2 FURTHER ASSURANCES. Each of the parties shall execute all other documents and take such other actions as are required by other covenants contained in this Agreement or that are otherwise reasonably necessary to carry out the terms of this Agreement and consummate the transactions contemplated hereby.

        4. PLEDGE; DEFAULT; REMEDIES.

                4.1 PLEDGE. For and in security for the full payment and performance of all sums due under the three (3) promissory notes ("Notes") of even date made by Maker for the benefit of Seller or holder in the respective principal sums of Three Hundred Fifty-Two Thousand Eight Hundred Eighty-Four and No/100 US Dollars (US$352,884), One Million Four Hundred Eleven Thousand One Hundred Twenty-Seven and No/100 US Dollars (US$1,411,127) and Sixty-seven Thousand Four Hundred One and No/100 US Dollars (US$67,401), this Agreement and the Asset Purchase Agreement, Purchaser hereby grants and conveys to Seller a security interest in all of the Property. Purchaser and SMP Australia agree not to sell, hypothecate, pledge, assign or encumber the Property in any manner to any Person until such time as all sums due under the Notes, this Agreement and the Asset Purchase Agreement are paid and satisfied in full. Seller and CIT shall immediately release their liens against the Property upon full payment of all sums due and owing under the Notes.

                4.2 ESCROW. Until all sums due Seller under the Notes, this Agreement and the Asset Purchase Agreement have been paid in full, the Assignment Documents and the Reconveyance Documents shall be held in trust by Christiansen, O'Conor, Johnson and Kindness, PLLC ("Escrow") for the benefit of both Seller and Purchaser and shall not be filed with or processed by applicable governmental authorities until such time as all sums due under the Notes, this Agreement and the Asset Purchase Agreement are paid and satisfied in full. Contemporaneous with the full and final payment of all such sums, Seller shall notify Escrow in writing to immediately release the Assignment Documents from escrow and process them and return to Purchaser or destroy the Reconveyance Documents, each in accordance with Purchaser's instructions. Purchaser and Seller shall sign such agreements as Escrow may require to implement the purpose and intent of this Section 4.2.

                4.3 DEFAULT. Purchaser shall be in default of this Agreement in the event any one of the following occurs:

                        4.3.1 Maker fails to pay when due any sum required to be paid under the Notes and the Asset Purchase Agreement, or Purchaser fails to pay when due any sum required to be paid under this Agreement, and such failure, in each instance, remains uncured for a period of ten (10) days from the date written notice of nonpayment by Maker is delivered to Purchaser;



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                        4.3.2 Maker or Purchaser files for protection from its
respective creditors under applicable bankruptcy laws, is adjudge bankrupt by a court of competent jurisdiction, or makes a general assignment of its assets to its respective creditors;

                        4.3.3 Purchaser breaches a material term of this Agreement or Maker breaches a material term of the Asset Purchase Agreement and such breach, in each instance, remains uncured for a period of ten (10) days from the date written notice of breach is delivered to Purchaser or Maker, as the case may be; or

                        4.3.4 Purchaser licenses all or any portion of the Property in violation of Section 5 hereof..

                4.4 REMEDIES. In the event of a default under Section 4.3 hereof, Seller may, upon ten (10) days notice to Maker, terminate this Agreement, immediately foreclose on Seller's security interest in the Property without judicial process, and direct Escrow to promptly file the Reconveyance Documents and return to Seller or destroy, at Seller's option, the Assignment Documents. In the event of such foreclosure, all right, ownership and interest in an to the Property shall revert to Seller and Seller shall be entitled to receive all royalties and other fees and payments that may then and thereafter be due under any license agreements Purchaser has entered into with one or more Persons in conformance with Section 5 hereof. In addition, royalty payments that would then and thereafter be due Purchaser from SMP Australia under the License Agreement shall be immediately due and payable according to the terms thereof. Seller's foreclosure option, if exercised by Seller, shall be in lieu of all other remedies for nonpayment of sums due under the Notes, this Agreement and the Asset Purchase Agreement.

        5. LICENSE RIGHTS. Provided Maker is not in default under Section 4.3 hereof, Purchaser may negotiate to license the Property, or any part thereof, to such Persons as Purchaser, in its reasonable business judgment, deems capable of exploiting the Property in a manner commensurate with the quality reputation and goodwill currently associated with the Property. Purchaser shall submit each proposed license agreement, if any, to Seller for approval, which approval shall not be unreasonably withheld. Upon receipt of a proposed license agreement, Seller shall have ten (10) business days to object to any provision thereof. Failure by Seller to so object shall constitute its approval of same.

        6. REPRESENTATIONS AND WARRANTIES OF SELLER AND RIDE. To induce Purchaser to enter into and perform this Agreement, Seller and Ride each represents and warrants to Purchaser as follows:

                6.1 LEGAL STATUS OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and it has all requisite power and authority to lease and operate its properties and assets and carry on the business as it is now conducted. Seller is duly qualified to transact business as a corporation and is in good standing in all jurisdictions in which the failure to be so qualified would result in a material



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liability to Seller or have a material adverse effect upon the business of
Seller. Seller has full power and authority to execute, deliver and perform this Agreement.

                6.2 DUE AUTHORIZATION AND EXECUTION. This Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

                6.3 TITLE TO THE PROPERTY. Seller has good and marketable title to the Property, free and clear of any liens, mortgages, pledges, encumbrances, security interests, restrictions, covenants, adverse claims and charges of any kind other than those set forth on Schedule 6.3 to the Disclosure Memorandum.

                6.4 PROPERTY DESCRIPTION. Schedule A to the Disclosure Memorandum sets forth a true and complete list of all patents, patent applications, trademark registrations, applications for trademark registration, assignments, license agreements (whether written or oral) and other registrations, applications, documents and other instruments evidencing proprietary rights, domestic and foreign, evidencing any patent, copyright, trademark, trade name, service mark, trade dress or other intellectual property rights that are necessary in the conduct of the Business. Except as set forth in
Schedule 6.4 to the Disclosure Memorandum, Seller possesses full right and authority to use all know-how, proprietary information, copyrights, trademarks, patent rights and other proprietary and intellectual properties necessary to the conduct of the Business as presently conducted without infringing the rights of others, all of which are transferred and assigned to Purchaser pursuant to this Agreement, free and clear of all liens, claims, options, charges, encumbrances, security interests or claims of ownership of any person or of any obligation to pay royalties, license fees or other payments. To the best knowledge of Seller, the operations of Seller as currently conducted do not infringe any copyright, trademark, service mark, trade name, patent rights or any other right of any person, whether registered or unregistered, nor do they involve the misappropriation of any trade secret of any Person. Except as described on
Schedule 6.4 to the Disclosure Memorandum, Seller has not received notice from any Person alleging that such infringement or misappropriation has occurred or is continuing.

                6.5 [INTENTIONALLY OMITTED].

                6.6 ARMS-LENGTH TRANSACTION. The consideration under this Agreement has been negotiated in good faith, at arms-length and is supported by valuable consideration, the evaluation and appropriateness thereof having been dully considered and approved by Seller.

                6.7 CLAIMS, PROCEEDINGS. To Seller's actual knowledge, there are no claims, actions suits, investigations or proceedings, pending or threatened against Seller before any court or governmental or non-governmental department, commission, board, agency or



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instrumentality, or any other person which, if resolved adversely to Seller, would preclude Seller from satisfying any material obligation under this Agreement.

                6.8 NO BREACH OR VIOLATION. To Seller's actual knowledge, the execution and performance of this Agreement shall not cause a breach or violation of any other agreement or covenant of Seller with any third party.

        7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller to enter into this Agreement, Purchaser and SMP Australia each represents and warrants to Seller as follows:

                7.1 LEGAL STATUS OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to acquire the Property and to carry on its business as it is now being conducted. Purchaser has fall power and authority to execute, deliver and perform this Agreement.

                7.2 DUE AUTHORIZATION AND EXECUTION. This agreement has been duly authorized, executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles is relating to or limiting creditors' rights generally or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

                7.3 LEGAL PROCEEDINGS. There are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the best knowledge of Purchaser after due inquiry, threatened against Purchaser before or by any court or governmental or non-governmental department, commission, board, bureau, agency, instrumentality, or any other Person which if resolved adverse to Purchaser would preclude Purchaser from satisfying any material obligation under this Agreement.

                7.4 ARMS-LENGTH TRANSACTION. The consideration under this Agreement has been negotiated in good faith, at arms-length and is supported by valuable consideration, the evaluation and appropriateness thereof having been dully considered and approved by Purchaser.

                7.5 NO BREACH OR VIOLATION. To Purchaser's actual knowledge, the execution and performance of this Agreement shall not cause a breach or violation of any other agreement or covenant of Purchaser with any third party.

        8. COVENANTS OF THE PARTIES.

                8.1 COVENANTS OF SELLER. Seller covenants and agrees with Purchaser to perform and observe the following:



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                        8.1.1 COOPERATION. Seller will fully cooperate with
Purchaser and with Purchaser's counsel and accountants in connection with any steps required to be taken as part of Seller's obligations under this Agreement. Seller will use its best efforts to cause all conditions to the parties' obligations to effect the Closing under this Agreement to be satisfied as promptly as reasonably possible and to obtain all consents and approvals necessary for the due performance of this Agreement and for the satisfaction of the conditions hereof.

                        8.1.2 DELIVERY OF PROPERTY. Subject to Section 4 hereof, commencing on the Closing Date and continuing thereafter, Seller shall cause to be delivered into the possession or control of Purchaser all of the Property, which shall include, without limitation, the original copies of registrations and the original copies of all records, files, documents, correspondence and papers pertaining to the Property, provided Seller may retain such records and copies for a limited time to comply with applicable governmental regulations, if any.

                        8.1.3 USE OF NAMES. As of the Closing and subject to
Section 4 hereof, Seller will refrain from using "SMP", the SMP delta-Logo, and any similar names or marks as a trade name, trademark or service mark in connection with any business or activity, and within thirty (30) days of the Closing Date, Seller will change its corporate name to a name the parties mutually agree upon. Seller will work diligently with Purchaser from and after the Closing Date to notify all relevant parties of the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement.

                        8.1.4 FURTHER ACTIONS. Subject to Section 4 hereof, Seller shall, upon the reasonable request of Purchaser, do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts, assignments, transfers, conveyances, assurances and other instruments as may be reasonably required for the transferring, conveying, assigning, delivering and reducing to the possession of Purchaser any and all of the Property.

                8.2 COVENANTS OF PURCHASER.

                        8.2.1 COOPERATION; BEST EFFORTS. Purchaser covenants and agrees with Seller to fully cooperate with Seller and with its counsel in connection with any steps required to be taken as part of Purchaser's obligations under this Agreement. Purchaser will use its best efforts to cause all conditions to the parties' obligations to effect the Closing under this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof.

                        8.2.2 CONDUCT OF BUSINESS. Purchaser shall conduct its business and affairs in relation to the Business for the period preceding the Closing Date in such manner as to minimize any adverse impact or impression the transactions contemplated by this Agreement may foreseeably have on the employees of Seller.



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        9. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of
Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by Purchaser. If any one of the following conditions precedent is not fully satisfied or waived by Purchaser, by the applicable dates set forth below, Purchaser may elect to terminate this Agreement:

                9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. The representations and warranties of Seller and Ride contained herein shall have been true when made and shall be true on and as of the Closing Date with the same force and effect as if again made on and as of such date, and Seller shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                9.2 SELLER'S CERTIFICATE. Purchaser shall have received a certificate from Seller, dated the Closing Date, substantially in the form of
Exhibit 9.2 hereto, certifying that all of the conditions set forth in Section 9 to be fulfilled by Seller has been fulfilled and the representations and warranties of Seller herein are true and correct on and as of the Closing Date as if again made on and as of the Closing Date.

                9.3 CONSENTS; GOVERNMENTAL FILINGS. There shall have been obtained, in writing, all consents and approvals which the Schedules to this Agreement indicate are required to be obtained prior to or on the Closing Date. All expenses incurred in connection with the obtaining of such consents and approvals shall be paid by Seller.

                9.4 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement.

                9.5 NO ADVERSE CHANGE. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the business, prospects, assets or results of operation, or in the condition, financial or otherwise, of Seller.

                9.6 FINANCING. Purchaser shall have obtained financing in an amount and upon such terms as Purchaser, in its sole reasonable business judgment, deems sufficient to consummate and perform the transactions contemplated by this Agreement.

        10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be expressly waived in writing by Seller. If any one of the following



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conditions precedent is not fully satisfied, or waived by Seller, by the applicable dates set forth below, Seller may elect to terminate this Agreement:

                10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. The representations and warranties of Purchaser and SMP Australia contained herein shall have been true when made and shall be true on and as of the Closing Date with the same force and effect as if again made on and as of such date. Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                10.2 PURCHASER'S CERTIFICATE. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, substantially in the form of Exhibit 10.2 hereto certifying that all of the conditions set forth in
Section 10.1 to be fulfilled by Purchaser have been fulfilled and the representations and warranties of Purchaser herein are true and correct on and as of the Closing Date as if again made on and as of the Closing Date.

                10.3 GOVERNMENTAL FILINGS. All filings and applications required by applicable law to be made with or to any governmental entity in connection with the transactions contemplated by this Agreement shall have been made and all waiting periods specified by applicable law shall have expired or been earlier terminated without there being any continuing objection to the transactions contemplated hereby.

                10.4 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

                10.5 FINANCING. Purchaser shall have obtained financing in an amount and upon such terms as Seller, in its sole reasonable business judgment, deems sufficient to consummate and perform the transactions contemplated by this Agreement.




        11. INDEMNIFICATION AND SURVIVAL OF WARRANTIES.

                11.1 INDEMNIFICATION.

                        11.1.1 BY SELLER AND RIDE. Seller and Ride agree to indemnify Purchaser and to hold Purchaser harmless against and in respect of any and all losses, damages, costs and expenses, including reasonable attorneys' and accountants' fees incurred by Purchaser by (i) reason of a breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement, or in any other instrument or agreement related hereto or executed in connection herewith, or in any written statement or certificate delivered to Purchaser or any agent



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of Purchaser in connection with this Agreement or the transactions contemplated hereby or (ii) operation of Article 6 of the Uniform Commercial Code as codified in Washington. As used in this Section 11.1.1, the term "Purchaser" shall include each officer, director and shareholder of Purchaser.

                        11.1.2 BY PURCHASER. Purchaser agrees to indemnify and to hold Seller harmless against and in respect of any and all losses, damages, costs and expenses, including reasonable attorneys' and accountants' fees, incurred by Seller by reason of a breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement, or in any other instrument or agreement related hereto or certificate delivered to Seller in connection with this Agreement or the transactions contemplated hereby. As used in this Section 11.1.2, the term "Seller" shall include each officer, director and shareholder of Seller.

                        11.1.3 NOTICE. The party entitled to indemnification hereunder (the "Indemnitee") shall promptly notify in writing the party against whom indemnification is sought hereunder (the "Indemnitor") of any matters which may give rise to the right to indemnification hereunder.

                        11.1.4 CLAIMS. If the Indemnitee is threatened with any claim or any claim is presented to, or any action or proceeding commenced against, the Indemnitee which may give rise to the right of indemnification hereunder, the Indemnitee will promptly give written notice thereof to the Indemnitor. The Indemnitor, by delivery of written notice to the Indemnitee within twenty (20) days of receipt of written notice for indemnity from the Indemnitee, may elect to contest such claim, action or proceeding, in which event such contest shall lie conducted in such manner as the Indemnitor deems necessary or advisable; provided, however, that (a) such written notice shall be accompanied by a written acknowledgment of the Indemnitor's liability for the indemnified liabilities and any further loss, damage or expense that the Indemnitee might suffer as a result of the election to contest such claim, action or proceeding, (b) the counsel undertaking the defense of such claim, action or proceeding shall be reasonably acceptable to the Indemnitee, and (c) if the Indemnitee requests in writing that such claim, action or proceeding not be contested, then it shall not be contested but shall also not be covered by the indemnities provided herein. The Indemnitor shall not have the right to settle an indemnifiable matter except with the consent of the Indemnitee which shall not be unreasonably withheld, after delivering a written description of the proposed settlement to, and receiving consent from, the Indemnitee and, if the Indemnitor is able to achieve such settlement, the Indemnitor may satisfy its obligations with respect to such indemnified liabilities by consummating such settlement. If the Indemnitor does not elect to contest an indemnifiable matter, the Indemnitee shall have the right to prosecute, defend, compromise, settle or pay any claim, but the Indemnitee shall not be obligated to do so. The Indemnitee and the Indemnitor shall cooperate with each other in connection with any matter or claim for indemnification.

                        11.1.5 EFFECT OF FAILURE TO GIVE NOTICE. Failure to give any notice shall not affect an Indemnitee's right to indemnity except to the extent the Indemnitor has been prejudiced thereby.



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                11.2 SURVIVAL. Notwithstanding any investigation made by Seller or Purchaser, the representations and warranties of Seller and of Purchaser contained in this Agreement and all statements contained in any certificate or other instrument delivered by Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby (which shall be deemed to be representations and warranties of such party hereunder) shall survive the Closing only until the first anniversary of the Closing Date.

                11.3 MINIMUM. Notwithstanding any other provision in this
Section 11, an Indemnitee shall be entitled to indemnification for losses, damages, costs and expenses only if and to the extent the aggregate indemnifiable amount (but not as to each occasion) exceeds Ten Thousand Dollars (U.S. $10,000).

                11.5 NONEXCLUSIVE. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other further assertion or exercise thereof.

                11.6 DISPUTE RESOLUTION. In the event of a dispute between the parties in connection with this Agreement and any Exhibit or other instrument required to give effect to the provisions hereof, such dispute shall be submitted to mediation for resolution before an impartial mediator experienced in commercial matters generally, and who is mutually agreeable to the parties. The mediation shall be held in Seattle or San Diego pursuant to Washington or California law, as the case may be, the decision thereof shall be binding and enforceable in a court of competent jurisdiction, and the costs thereof shall be awarded to the substantially prevailing party. Nothing contained within this paragraph shall require Seller to commence mediation as provided for in this paragraph in the event Seller avails itself of its foreclosure rights on Seller's security interest in the Property in conformance with the provisions of Paragraph 4.4 above.

        12. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of Seller and Purchaser or by the non-breaching party in the event of a breach of a representation, warranty or covenant, and may be terminated at the election of either party if the Closing has not occurred prior to October 30, 1998; provided, however, that the right to terminate this Agreement under this clause shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in the failure of the Closing to occur on or before the date specified in Section 3.1.

        13. NOTICES. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, or deposited in the mail, postage prepaid, sent certified or registered, or delivered to an overnight carrier or sent by facsimile and addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally, by U.S. or

Australian Postal Service, by overnight carrier or by facsimile shall be deemed to be received on the date of delivery to such carrier or on the date of electronic confirmation of transmission if by facsimile. Notices shall be sent as follows:

         TO SELLER:

                  SMP Clothing, Inc.
                  8160 304th Avenue, SE
                  Preston, Washington 98050
                  Attention: David H. Davis
                  (tel) 425-222-8275
                  (fax) 425-222-6379

         with a copy to:

                  Summit Law Group
                  1505 Westlake Avenue North
                  Suite 300
                  Seattle, Washington 98109
                  Attention: Michael J. Erickson
                  (tel) 206-281-9881
                  (fax) 206-281-8892

         TO PURCHASER:

                  Eugene King
                  SMP Clothing [International] PTY Ltd.
                  Fourth Floor, 1199 Kippax St.
                  Surry Hills N.S.W.
                  Australia 2010
                  (tel) 61 2 9281 1106
                  (fax) 61 2 9281 1107

         with a copies to:

                  Eugene King               Warwick Colbron
                  SMP Clothing PTY Ltd.       Suites 1903 & 514, Eastpoint Tower
                  Fourth Floor                180 Ocean Street
                  1199 Kippax St.             Edgecliff, N.S.W.
                  Surry Hills N.S.W.          Australia 2027
                  Australia 2010            (tel) 61 2 9362 3053
                  (tel) 61 2 9281 1106      (fax)61 2 9327 3533
                  (fax) 61 2 9281 1107

                  Norman Nouskajian
                  12625 High Bluff Dr., Suite 201
                  San Diego, CA 92130
                  (tel) 619-793-2100; (fax) 619-793-2103

        14. GENERAL.

                14.1 AMENDMENT. The parties hereto may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of all parties hereto.

                14.2 ENTIRE UNDERSTANDING. The terms set forth in this Agreement supersede all previous discussions, understandings and agreements between them with respect to the subject matter hereof, and are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any additional terms; provided Seller shall retain all audit and royalty adjustment rights with respect to SMP Australia's sales for the period ending June 30, 1998 arising under the License Agreement.

                14.3 WAIVERS. Any terms, covenants, representations, warranties or agreements of any party hereto may be waived at any time by an instrument in writing executed by the party for whose benefit such terms exist. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

                14.4 HEADINGS. The headings preceding the text of the Sections of this Agreement are for convenience only and shall not be deemed parts thereof.

                14.5 [INTENTIONALLY OMITTED].

                14.6 BULK SALES. Purchaser hereby waives compliance with the Bulk Sales laws of the State of California and Seller agrees to indemnify and hold harmless Purchaser from, and reimburse Purchaser for, any and all claims, liabilities or obligations that Purchaser may suffer or incur by virtue of such noncompliance, including reasonable attorneys fees and costs.

                14.7 PARTIES IN INTEREST; ASSIGNMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether herein so expressed or not. Purchaser may without the consent of Seller assign its rights hereunder to any corporation controlling, controlled by or under common control with Purchaser or any general or limited partnership in which Purchaser is a general partner, but no such assignment shall relieve Purchaser from liability for breach of any of its obligations hereunder, including without limitation, its indemnity obligations set forth in
Section 11 hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder of any party hereto shall otherwise be assigned without the prior written consent of the other parties.

                14.8 PUBLICITY. Prior to the closing of this Agreement, neither of the parties hereto shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party, unless Seller determines on the advice of securities counsel that disclosure is required by applicable securities laws in which event Purchaser will give Seller reasonable advance notice of such disclosure.



                14.9 ATTORNEYS' FEES. In the event of any action to enforce any provision of this Agreement, or on account of any default under or breach of this Agreement, the prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all reasonable attorneys' fees and costs incurred by the prevailing party in connection with such action (including, but not limited to, any appeal thereof).


IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.


SELLER:

SMP CLOTHING, INC.                          RIDE, INC.


By:_______________________________          By:_________________________________
   David H. Davis, Secretary                   David H. Davis, Secretary


PURCHASER:

SMP CLOTHING [INTERNATIONAL] PTY LTD


By:_______________________________
   Eugene King, President

Exhibits


2.3      Promissory Note

3.2.1    Trademark Assignment

9.2      Form of Seller's Certificate

10.2     Form of Purchaser's Certificate

                                                                     EXHIBIT 2.3

                                PROMISSORY NOTE


US $352,884                                                     November 9, 1998
                                                           San Diego, California


          1. Promise to Pay. FOR VALUE RECEIVED, the undersigned (together, "Maker"), promises to pay to the order of SMP Clothing, Inc., a Washington corporation ("Holder") at 8160 - 304th Avenue SE, Preston, Washington, 98050 or at such other place as Holder may from time to time designate in writing, the principal sum of US Three Hundred Fifty-Two Thousand Eight Hundred Eighty-Four Dollars and No/100 US Dollars (US$352,884), together with interest on the unpaid principal balance thereof, as provided below.

          2. Interest. The outstanding principal balance of this Note shall bear interest at the rate of two percent (2%) per month from the date hereof until paid in full (the "Interest Rate"). Interest shall be computed on a daily basis and shall be fully due and payable on the Maturity Date..

          3. Payment. Maker shall pay the principal and interest and any fees and costs required under this Note in installments each in denominations of not less than Twenty Thousand and No/100 Dollars ($20,000.00) as follows:

                   3.1 Principal and Interest Payments. Principal and interest shall be payable in so many installments as Maker may elect; provided the entire obligation due Holder hereunder shall be due, payable and satisfied by Maker on or before March 1, 1999 ("Maturity Date").

                   3.2 Method of Payment. Maker shall make all payments required hereunder by wire transfer in same day funds to the following account or such other account as Holder may designate to Maker in writing:
          Bank of America, #121000358, CIT Group/Credit, #1233055591, Reference:
          SMP - RIDE.

                   3.3 Application of Payments. All payments shall be applied first to any fees and costs due hereunder, then to the unpaid principal balance and finally to accrued and unpaid interest.

         4. Default. If Maker defaults under the terms of that certain Intellectual Property Purchase Agreement of even date ("Assignment Agreement"), between SMP Clothing [International] PTY Ltd., SMP Clothing, Inc. and Holder, which among other things secures the indebtedness of Maker to Holder evidenced hereby, upon ten (10) days written notice thereof to Maker, or any time thereafter, at the option of Holder, without demand or further notice, the outstanding balance of this Note, together with all interest accrued thereon and all costs and expenses due under this Note shall become immediately due and payable and shall bear interest at the Interest Rate, plus five percent (5%) (the "Default Rate"), until paid in full, and all liens given to secure the payment thereof, including without limitation, all liens provided by and created under the Assignment Agreement, may be immediately foreclosed; provided such foreclosure shall be deemed to satisfy in full the then outstanding obligations evidenced hereby. Failure to exercise this option, or any other right Holder may in such event be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default.

          5. Attorneys' Fees and Costs. If this Note is placed in the hands of an attorney for collection, Maker promises to pay Holder's reasonable attorneys' fees and all costs actually incurred in the collection process. Such fees and costs shall become part of the indebtedness evidenced by this Note, and shall bear interest at the Default Rate.

          6. Prepayment. Maker may prepay all or any portion of the sums due under this Note without notice or penalty.

          7. Security. This Note is secured by a security interest in the Property, as that term is defined in the Intellectual Property Agreement.

          8. Purpose. Maker represents and warrants to Holder that all sums owing under this Note are solely intended for a business purpose, and not for consumer or household purposes.

          9. Liability. Maker shall be jointly and severally liable for all obligations arising hereunder. Maker hereby waives demand, presentment for payment, protest and notice of protest and of nonpayment and agrees that any modification or extension of the terms of payment made by Holder, with or without notice, at the request of Maker or otherwise, or any release of all or any portion of the security from the lien of Holder's security interest therein, shall not diminish or impair Maker's liability for the payment of all amounts due hereunder.

          10. Successors. All of the covenants, provisions and conditions herein contained are made on behalf of and shall apply to and bind the respective officers, directors, shareholders, employees, heirs, personal representatives, estates, marital communities, trustees, agents, successors, and assigns of Maker and Holder, however in no case shall personal liability attach to any said person, firm or entity beyond that arising under applicable for profit corporation statutory provisions.




S.M.P. Clothing PTY Ltd.



By:_______________________________
   Eugene King, President

                                                                   EXHIBIT 3.2.1

                              TRADEMARK ASSIGNMENT

         WHEREAS, SMP Clothing, Inc., a Washington corporation ("SMP"), is the owner of the entire right, title, and interest in those certain United States trademarks and designs identified as follows (together, "Trademarks");

         a)

         b)

         c)       , and

         WHEREAS, _______________, a California corporation ("Purchaser"), is desirous of acquiring the entire right and title to and interest in the Trademarks;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, SMP hereby assigns and transfers to Purchaser all of its right, title, and interest in and to the Trademarks (and designs, if applicable), said registrations, and any and all modifications and assignments thereof, the Trademarks and the respective registrations on the Trademarks to be held and enjoyed by Purchaser as entirely as the same would have been held and enjoyed by SMP had this assignment and transfer not been made.

         Executed this ______ day of _________________, 1998.

                                            SMP CLOTHING, INC.


                                            ____________________________________
                                            David H. Davis, Secretary


STATE OF ___________________________ )
                                              ) ss.
COUNTY OF __________________________ )

         I certify that I know or have satisfactory evidence that David H. Davis is the Secretary of SMP Clothing, Inc., the corporation that executed the within and foregoing instrument, and said person acknowledged that the said instrument is the free and voluntary act and deed of said corporation, for the uses and purposes set forth therein, and on oath stated that he is authorized to execute said instrument.

Dated:______________________                ____________________________________
                                            Signature

                                                                     EXHIBIT 9.2

                              SELLER'S CERTIFICATE

         The undersigned, David H. Davis, does hereby certify that:

         1. I am the duly elected and acting Secretary of SMP Clothing, Inc., a party to that certain Intellectual Property Purchase Agreement ("Agreement"), dated as of November 2, 1998, by and between Seller, Ride, and SMP Clothing [International] PTY Ltd, as those terms are defined in the Agreement, and I am authorized by SMP to execute and deliver this Certificate pursuant to Section
9.2 of the Agreement.

         2. The representations and warranties of Seller and Ride contained in the Agreement are true and correct of the date hereof as though such representations and warranties are made on the date hereof.

         3. Seller has performed and complied with all of the obligations, agreements, covenants and conditions contained in the Agreement to be performed or complied with by SMP on or prior to the date hereof.

DATED:   __________________, 1998.

                                            SMP CLOTHING, INC.



                                            ____________________________________
                                            David H. Davis, Secretary

                                                                    EXHIBIT 10.2

                             PURCHASER'S CERTIFICATE

         The undersigned, Eugene King, does hereby certify that:

         1. I am the duly elected and acting President of S.M.P. Clothing [International] PTY Ltd., a party to that certain Intellectual Property Purchase Agreement ("Agreement"), dated as of November 2, 1998, by and between Seller, Ride, and SMP Clothing [International] PTY Ltd., as those terms are defined in the Agreement, and I am authorized by SMP to execute and deliver this Certificate pursuant to Section 9.2 of the Agreement.

         2. The representations and warranties of Purchaser contained in the Agreement are true and correct of the date hereof as though such representations and warranties are made on the date hereof.

         3. Purchaser has performed and complied with all of the obligations, agreements, covenants and conditions contained in the Agreement to be performed or complied with by Purchaser on or prior to the date hereof.

DATED:   __________________, 1998.

                                           SMP CLOTHING [INTERNATIONAL] PTY LTD.



                                           _____________________________________
                                           Eugene King, President